                                                                    Exhibit 99.1

[LOGO OF PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED]

FOR IMMEDIATE RELEASE


CONTACT:
Jordan Darrow
PRIMUS Telecommunications
(212) 703-0116
jdarrow@primustel.com


        PRIMUS TELECOMMUNICATIONS REPORTS FIRST QUARTER FINANCIAL RESULTS


         McLean, Virginia -- May 3, 2001 -- PRIMUS Telecommunications Group, Incorporated (Nasdaq: PRTL), a global facilities-based Total Service Provider offering an integrated portfolio of data, Internet, e-commerce, hosted applications and voice services, today announced results for the first quarter of 2001.

         "AFTER NEARLY FOUR YEARS OF CONSECUTIVE RECORD QUARTERLY RESULTS, OUR FIRST QUARTER RESULTS DEMONSTRATE HOW CHALLENGING THE CURRENT MARKETPLACE FOR COMMUNICATIONS SERVICES HAS BECOME," SAID K. PAUL SINGH, CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF PRIMUS. "WHILE PRIMUS SHOWED INCREASES IN MINUTES, CUSTOMERS, AND DATA/INTERNET TRAFFIC, OUR REVENUES AND MARGINS CONTINUE TO BE ADVERSELY IMPACTED DUE TO SIGNIFICANT PRICING PRESSURE FOR INTERNATIONAL AND DOMESTIC SERVICES. THIS HAS BEEN EXACERBATED BY GLOBAL ECONOMIC WEAKNESS RESULTING IN LESS SPENDING ON TELECOM RELATED PROJECTS, THE LENGTHENING OF BUSINESS SALES CYCLES PARTICULARLY FOR HIGH-END DATA/HOSTING SERVICES, AND THE SHUT-DOWN OF THE CAPITAL MARKETS WHICH HAS DESTABILIZED MANY CARRIERS AND CUSTOMERS.

         "To navigate effectively through these troubled waters, we believe we have refined PRIMUS's operations to enhance cash flow generation and to bolster the profitability of our core businesses. To this end, we have limited our exposure to sub-scale businesses, reduced our general and administrative expenditures, and lowered our capital expenditures while continuing to grow our data businesses.

         "Our first quarter performance included higher minutes of use for voice services and an increase in data/Internet customers and usage as compared to the fourth quarter of 2000. Excluding the results from a web design/consulting business whose operations have been discontinued, our data/Internet/VoIP revenues grew 89% over the corresponding quarter last year, and 9% over the prior quarter. With our network and sales channels largely in place, our emphasis going forward will be on filling the network with higher margin traffic from customers using more services. We have also increased our focus on the productivity of our sales force and sales channels. Given the initiatives we have already implemented and those planned in the current quarter, I believe PRIMUS is well positioned with relatively strong funding to work through the current down cycle and prosper as favorable conditions ultimately return to the market."

FIRST QUARTER FINANCIAL RESULTS

         PRIMUS's net revenue in the first quarter of 2001 was $289 million, before one-time charges described below, compared to $288 million in the first quarter of 2000. Net revenue, before one-time charges, was derived geographically as follows: 46% from North America; 29% from Europe; and 25% from Asia Pacific. Net revenue by customer type was 73% retail (31% business and 42% residential) and 27% carrier. Data/Internet and VoIP revenues accounted for 14% of total revenues in the first quarter of 2001, and voice was 86% of total revenues. Foreign exchange rate fluctuations did not impact first quarter revenues materially in comparison to the fourth quarter of 2000, but did reduce first quarter revenues by approximately $21 million dollars in comparison to exchange rates in effect for the same period of 2000.

         Gross margin (which is computed after accounting for bad debt) for the first quarter of 2001, before one-time charges, was $80 million, which was 27.9% of revenue, as compared to $81 million in the first quarter of 2000, and 28.0% of revenue. Selling, general and administrative (SG&A) expenses in the first quarter of 2001 were $84 million, before one-time charges, or 29.0% of net revenue, compared with $79 million, or 27.5% of net revenue in the first quarter of 2000. Earnings before interest, taxes, depreciation and amortization (EBITDA) for the first quarter of 2001 was a loss of $(3.3) million, before one-time charges, compared to positive $1.3 million in the first quarter of 2000.

         During the first quarter of 2001, PRIMUS took one-time charges totaling $27 million, which included the following: (1) approximately $9 million additional sales allowance (which is deducted from gross revenues to arrive at actual net revenues) to write-off bad debts from "dot-com" customers associated with an acquired web design/consulting business whose operations were discontinued during the first quarter, and from business and carrier customers who have become financially distressed and unlikely to pay their bills; (2) severance pay and employee termination costs included in SG&A of approximately $1 million in connection with an 11% workforce reduction of total full-time employees begun during the first quarter; (3) the write-off of goodwill and software costs of $2 million associated with several of PRIMUS's acquisitions and interests in other companies; and (4) the write-off of PRIMUS's investment in Pilot Network Services for $15 million which has become permanently impaired. An additional $1 million of termination and severance costs is expected to be expensed in the second quarter related to the workforce reduction. After giving effect to these one-time charges, PRIMUS's actual net revenues for the first quarter of 2001 were $280 million, gross margin was $72 million, or 25.6% of net revenue, SG&A was $85 million, and EBITDA was negative $(13.2) million.

         During January 2001, PRIMUS purchased $5 million of its high yield debt securities in the open market and $33 million of its convertible debt securities for approximately $12 million in cash. In addition, the Company converted approximately $130 million of its convertible debt to equity for a total of 8.3 million shares. These transactions reduced PRIMUS's debt by approximately $168 million in the first quarter and resulted in an extraordinary gain of $106 million.

         Including this extraordinary gain, PRIMUS earned $13.7 million in the first quarter 2001, or $0.27 per share, compared with a net loss of $(43.3) million, and $(1.14) loss per basic and diluted share for the first quarter of 2000.

FINANCIAL GUIDANCE

         While the current overall market conditions in general and the troubled state of the telecommunications sector in particular only permit limited short-range visibility, the Company still believes it can meet its previous guidance for the full year 2001 of net revenues in the range of $1.1 billion to $1.2 billion, with data/Internet/VoIP revenues growing at an estimated annual rate of between 35% and 45%. The Company believes that an EBITDA goal of $10 million to $15 million for the full year 2001, before one-time charges, is still attainable. As a result of cash flow generation and cost saving initiatives, the Company expects to return to EBITDA profitability in the second quarter on net revenues in a range similar to the first quarter.

LIQUIDITY AND CAPITAL RESOURCES

         PRIMUS ended the first quarter of 2001 with cash of $304 million. Capital expenditures during the first quarter were approximately $36 million for fiber optic cable capacity, switching and networking equipment, data center equipment, and back office systems. The Company received $10 million in an equity investment from a strategic partner, and spent approximately $12 million to purchase various debt securities in the open market. The Company paid approximately $34 million in interest payments during the quarter, approximately $4 million in debt principal payments under capital leases, and used approximately $19 million in working capital and EBITDA losses during the first quarter. Gross property, plant and equipment at the end of the first quarter was $609 million.

         "We have reduced our capital expenditure program for the year 2001 to a range of $140 million to $170 million, including the first quarter's actual expenditure," stated Neil L. Hazard, Executive Vice President and Chief Financial Officer. "We continue to believe that our current level of liquidity, supplemented by remaining vendor financing, a reduced capital expenditure program, and savings from reductions in SG&A, should fund our business plan through the second quarter of 2002."

         The Company continues to believe that additional vendor financing, investments from strategic partners, secured lines of credit, and private equity investments are potential sources of additional funding for the Company. The Company and/or its subsidiaries will evaluate on a continuing basis the most efficient use of the Company's capital, including investment in the Company's network and systems, lines of business, potential acquisitions, and, depending upon market conditions, purchasing, refinancing or otherwise retiring certain of the Company's outstanding debt and/or equity securities in the open market or by other means to the extent permitted by its existing covenant restrictions.

                                      * * *

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED (NASDAQ: PRTL) IS A GLOBAL FACILITIES-BASED TOTAL SERVICE PROVIDER OFFERING BUNDLED DATA, INTERNET, DIGITAL SUBSCRIBER LINE (DSL), E-COMMERCE, WEB HOSTING, ENHANCED APPLICATION, VIRTUAL PRIVATE NETWORK (VPN), VOICE AND OTHER VALUE-ADDED SERVICES. THE COMPANY OWNS AND OPERATES AN EXTENSIVE GLOBAL BACKBONE NETWORK OF OWNED AND LEASED TRANSMISSION FACILITIES, INCLUDING OVER 300 IP POINTS-OF-PRESENCE (POPS) THROUGHOUT THE WORLD, OWNERSHIP INTERESTS IN OVER 23 UNDERSEA FIBER OPTIC CABLE SYSTEMS, 23 INTERNATIONAL GATEWAY AND DOMESTIC SWITCHES, A SATELLITE EARTH STATION AND A VARIETY OF OPERATING RELATIONSHIPS THAT ALLOW THE COMPANY TO DELIVER TRAFFIC WORLDWIDE. PRIMUS HAS BEEN EXPANDING ITS E-COMMERCE AND INTERNET CAPABILITIES WITH THE DEPLOYMENT OF A GLOBAL STATE-OF-THE-ART BROADBAND FIBER OPTIC ATM+IP NETWORK. FOUNDED IN 1994 AND BASED IN MCLEAN, VA, THE COMPANY SERVES CORPORATE, SMALL- AND MEDIUM-SIZED BUSINESSES, RESIDENTIAL AND DATA, ISP AND TELECOMMUNICATION CARRIER CUSTOMERS PRIMARILY LOCATED IN THE NORTH AMERICA, EUROPE AND ASIA PACIFIC REGIONS OF THE WORLD. NEWS AND INFORMATION ARE AVAILABLE AT THE COMPANY'S WEB SITE AT WWW.PRIMUSTEL.COM.

                                       ###

                            (FINANCIAL TABLES FOLLOW)
THE STATEMENTS IN THIS RELEASE ARE "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. SUCH STATEMENTS ARE BASED ON CURRENT EXPECTATIONS, ARE NOT STRICTLY HISTORICAL STATEMENTS, AND MAY DIFFER MATERIALLY FROM ACTUAL RESULTS. FORWARD LOOKING STATEMENTS INCLUDE WITHOUT LIMITATION, THOSE REGARDING MANAGEMENT'S PLANS, GOALS, EXPECTATIONS, GUIDANCE, OBJECTIVES, STRATEGY, AND TIMING FOR FUTURE OPERATIONS AND PRODUCTS SUCH AS ROLL-OUT OF OUR NETWORK OR DATA CENTERS, PRODUCT PLANS AND PERFORMANCE, PREDICTIONS OR EXPECTATIONS OF FUTURE GROWTH, MANAGEMENT'S ASSESSMENT OF MARKET FACTORS, THE AVAILABILITY OF FINANCING AND FUTURE FINANCIAL PERFORMANCE. AMONG FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY ARE CHANGES IN BUSINESS CONDITIONS; CHANGES IN THE TELECOMMUNICATIONS OR INTERNET INDUSTRY OR THE GENERAL ECONOMY OR CAPITAL MARKETS; DSL, INTERNET AND TELECOM COMPETITION; CHANGES IN SERVICE OFFERINGS OR BUSINESS STRATEGIES; INABILITY TO LEASE SPACE FOR DATA CENTERS AT COMMERCIALLY REASONABLE RATES; DIFFICULTY IN PROVISIONING VOICE OVER IP SERVICES; CHANGES IN THE REGULATORY SCHEMES AND REGULATORY ENFORCEMENT IN THE MARKETS IN WHICH WE OPERATE; RESTRICTIONS ON OUR ABILITY TO FOLLOW CERTAIN STRATEGIES OR COMPLETE CERTAIN TRANSACTIONS AS A RESULT OF OUR CAPITAL STRUCTURE OR DEBT COVENANTS; THE POSSIBLE INABILITY TO RAISE CAPITAL WHEN NEEDED, OR AT ALL; RISKS ASSOCIATED WITH PRIMUS'S LIMITED DSL, INTERNET AND WEB-HOSTING EXPERIENCE AND EXPERTISE, ENTRY INTO DEVELOPING MARKETS, THE POSSIBLE INABILITY TO HIRE AND/OR RETAIN QUALIFIED SALES, TECHNICAL AND OTHER PERSONNEL, PARTICULARLY AS WE CONTINUE TO ATTEMPT TO GROW OUR DATA-CENTRIC SERVICES, AND MANAGING RAPID GROWTH; AND RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS (INCLUDING FOREIGN CURRENCY TRANSLATION RISKS); DEPENDENCE ON EFFECTIVE INFORMATION SYSTEMS; DEPENDENCE ON THIRD PARTIES TO ENABLE US TO EXPAND AND MANAGE OUR GLOBAL NETWORK AND OPERATIONS; AND DEPENDENCE ON THE IMPLEMENTATION AND PERFORMANCE OF PRIMUS'S GLOBAL ATM+IP COMMUNICATIONS NETWORK. THESE FACTORS ARE DISCUSSED MORE FULLY IN PRIMUS'S PUBLIC FILINGS, INCLUDING ITS MOST RECENT 10Q AND 10K FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS WHICH SPEAK ONLY AS OF THE DATE THESE STATEMENTS WERE MADE. PRIMUS DISCLAIMS ANY INTENTION OR OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

                 PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
                     CONSOLIDATED STATEMENT OF OPERATIONS
                   (in thousands, except per share amounts)
                                   (unaudited)



                                                                  THREE MONTHS ENDED
                                                                      MARCH 31,
                                                            ------------------------------
                                                               2001                2000
                                                            ----------          ----------
NET REVENUE                                                  $280,005            $287,953
COST OF REVENUE                                               208,362             207,435
                                                            ----------          ----------
GROSS MARGIN                                                   71,643              80,518
                                                            ----------          ----------
OPERATING EXPENSES
  Selling, general and administrative                          84,873              79,267
  Depreciation and amortization                                36,471              22,170
                                                            ----------          ----------
    Total operating expenses                                  121,344             101,437
                                                            ----------          ----------
LOSS FROM OPERATIONS                                          (49,701)            (20,919)

INTEREST EXPENSE                                              (31,207)            (29,942)
INTEREST AND OTHER INCOME (EXPENSE)                           (11,489)              7,609
                                                            ----------          ----------
LOSS BEFORE INCOME TAXES                                      (92,397)            (43,252)
INCOME TAXES                                                        -                   -
                                                            ----------          ----------
LOSS BEFORE EXTRAORDINARY ITEM                                (92,397)            (43,252)

GAIN ON EARLY EXTINGUISHMENT OF DEBT                          106,095                   -
                                                            ----------          ----------
NET INCOME (LOSS)                                            $ 13,698            $(43,252)
                                                            ==========          ==========
NET INCOME (LOSS) PER COMMON SHARE:
  Basic and diluted
   Loss before extraordinary item                            $  (1.84)           $  (1.14)
   Gain on early extinguishment of debt                          2.11                   -
                                                            ----------          ----------
  Net income (loss)                                          $   0.27            $  (1.14)
                                                            ==========          ==========
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                                    50,230              37,824
                                                            ==========          ==========
Other Data:
EBITDA                                                       $(13,230)           $  1,251
                                                            ==========          ==========

Note: First quarter 2001 results include one-time charges totaling $27 million with the impact detailed as follows: Net Revenue - $9 million; Selling, General and Administrative - $1 million; Depreciation and Amortization -
$2 million; and Other Income - $15 million.

                 PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
                     CONDENSED CONSOLIDATED FINANCIAL DATA
                                  (in thousand)


                                BALANCE SHEET DATA
                                   (unaudited)


                                                               MARCH 31, 2001
                                                               --------------
Cash and cash equivalents                                        $  303,651
Accounts receivable, net                                            194,051
Other current assets                                                 50,280
                                                               --------------
  TOTAL CURRENT ASSETS                                              547,982

Property and equipment, net                                         481,858
Intangible assets                                                   526,158
Other assets                                                         38,233
                                                               --------------
  TOTAL ASSETS                                                   $1,594,231
                                                               ==============

Accounts payable                                                 $  140,270
Accrued interconnection costs                                       110,560
Accrued expenses and other current liabilities                       77,348
Accrued interest                                                     31,086
Current portion of long-term obligations                             21,136
                                                               --------------
  TOTAL CURRENT LIABILITIES                                         380,400

Non-current portion of long-term obligations                      1,078,804
Other liabilities                                                     8,003
                                                               --------------
  TOTAL LIABILITIES                                               1,467,207

Stockholders' equity                                                127,024
                                                               --------------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $1,594,231
                                                               ==============



--------------------------------------------------------------------------------
                               Operational Data
                      (Three Months Ended March 31, 2001)
--------------------------------------------------------------------------------
                                            Minutes of Long Distance Use
                                     -------------------------------------------
Region                Net Revenue       Total       International     Domestic
--------------------------------------------------------------------------------
North America          $125,378       1,082,540        516,265        566,275
Europe                   82,424         670,111        386,998        283,113
Asia Pacific             72,203         243,316         57,301        186,015
                     -----------------------------------------------------------
Total                  $280,005       1,995,967        960,564      1,035,403
--------------------------------------------------------------------------------